EXHIBIT 23.1

[PricewaterhouseCoopers LLP Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of the NYSE Group, Inc. of our report dated March 8, 2005, except for Notes 3 and 14, as to which the date is July 18, 2005, relating to the financial statements of the New York Stock Exchange, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, New York

September 13, 2005